UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2025

LASER PHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41515	84-3628771
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1101 N. Keller Rd.
Suite G
Orlando, FL	32810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 804-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LASE	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2025, the Board of Directors (the “Board”) of the registrant (“Laser Photonics”) appointed Qing Lu to fill the vacancy on the Board following expansion by the Board of the number of directors from five to seven and to be one of the four independent members of the Board who will also fill the role of Chairman of the Audit Committee, replacing Carlos Gonzalez. Since October 2022, Ms. Lu has served as Chief Financial Officer |at Addition Financial Credit Union in Orlando, Florida, a 3+ billion financial institution, in which she managed an investment portfolio of over $1 billion and directed its M&A activity. From August 2021 to August 2022, Ms. Lu was Chief Financial Officer of Farm Credit West (now AgWest Farm Credit) in| Rocklin, California, where she led the Treasury and Finance departments for this $10+ billion agricultural lending institution. From June 2016 to July 2021, Ms. Lu served as Chief Financial Officer of| Northwest Community Credit Union in| Eugene, Oregon where she oversaw a $200 million investment portfolio that included MBS, CMO, CMBS and other agency-backed securities, and from March 2014 to June 2016 served as Controller for this credit union. Between June 1997 to March 2014 Ms. Lu held the positions of investment accountant at University of Oregon Foundation, accountant at PeachHealth Medical Group, investment advisor at Edward Jones Canada and Marketing Manager at Siemens Ltd. in China. Ms. Lu received her Bachelor of Engineering, Wuhan Institute of Technology, China, MBA in International Business & Finance from Simon Fraser University in Canada and Master of Accounting from the University of Oregon. Ms. Lu is a licensed CPA (Certified Public Accountant), CTP (Certified Treasury Professional), has passed Level I and II in the CFA Program and is fluent in English, Mandarin and Cantonese and is conversational in Spanish and Japanese. Laser Photonics believes that the financial expertise and international business and language skills that Ms. Lu has will be valuable to the Company as it expands its sales both domestically and internationally.

Laser Photonics issued a press release on December 8, 2025, regarding the appointment of Ms. Lu as a member of the Board, a copy of which is attached hereto and incorporated herein as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Press Release Issued by Laser Photonics Corporation dated December 11, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 11, 2025	Laser Photonics Corporation

	By:	/s/ Wayne Tupuola
Wayne Tupuola
President and CEO

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